Exhibit 99.1

January 31, 2013

Dear Fellow Shareholders

We look forward to finalizing negotiations with multiple pharmaceutical companies for a series of contracts throughout 2013. Given the large size and long-term nature of many of these prospective agreements, we are confident they will underpin our future success. Out of 31 active programs recently selected from our commercial pipeline (see next page), we expect a dozen or more to generate initial upfront revenues during 2013. As an indication of the rapid progress being made across our broad device portfolio, I am pleased to advise that:

•

Unifill® syringes are being supplied to many pharmaceutical companies that are in various stages of evaluating its use for a range of approved and late-stage pipeline drugs. In addition to prospective supply contracts, we expect many other drugs will also enter into stability studies with Unifill this year.

•	Our RITA™ disposable and LISA™ reusable auto-injectors have been supplied to a number of pharmaceutical companies for evaluation and user studies, which we are advised are progressing favorably.

•	Our EZMix™ drug reconstitution system was recently selected by a pharmaceutical company for use with a late-stage pipeline drug. Negotiations for an EZMix supply contract with this company are underway.

•	Our bolus injectors (also known as patch pumps) have been selected by multiple pharmaceutical companies for targeted use with late-stage pipeline drugs. Negotiations for agreements are underway in each case.

•	Our Depot-ject™ and Ocu-ject™ devices for organ delivery are also being pursued by multiple companies.

Due to the strong relationships we have established with more than 40 new and prospective customers, including many of the 20 largest pharmaceutical companies in the world, we believe that these prospective agreements in 2013 will simply pave the way for even greater things to come. Most of these pharmaceutical companies have advised that they are targeting our devices for use with multiple approved and late-stage pipeline drugs. As each of these target drugs reaches peak annual commercial sales in future years, we expect to have a series of long-term contracts that will collectively generate recurring, potential revenues in excess of $1 billion a year with attractive operating margins. Our commercial pipeline continues to diversify beyond these active programs, with additional evaluations commencing with ten prospective new customers this month alone.

To maximize the value of these and other emerging opportunities, we are continuing to invest in R&D, production infrastructure and world-class personnel. While these upfront activities have naturally led to an increase in short-term capital requirements, I expect they will deliver a substantial return on investment over the next few years.

As one of Unilife’s largest shareholders, I can assure you that we are diligently working to extend every dollar of capital. In anticipation of formalizing many of these lucrative revenue-generating opportunities in the near-term, we are evaluating a number of favorable funding options that will strengthen our balance sheet and minimize any future dilution. As part of this process, I can advise that we are finalizing term sheets with a number of financial institutions that will allow us to borrow sufficient cash to maintain business operations and minimize dilution for the foreseeable future. This debt financing will be repaid gradually to the lenders over a number of years from a portion of the accelerating revenues generated from device sales, exclusivity fees and other opportunities.

During this period where we have been negotiating terms with several interested financial institutions, there was strategic benefit in activating the “At-the-Market” (ATM) facility with Cantor Fitzgerald. In recent days and under our control, the ATM has been used during favorable trading periods to issue $3.85 million of stock to institutions. The Appendix 3B filed today reflects this strategic use of the ATM, which represents minimal dilution of under 2% of registered shares outstanding. As we finalize a favorable funding program that will support us in building strong shareholder value, I can advise that there are no immediate plans to use the ATM again in the foreseeable future.

I am very excited by the progress that is now being made across all business fronts. I look forward to keeping you apprised of upcoming customer agreements as they materialize through 2013.

Yours sincerely

Alan Shortall, CEO

Unilife Corporation

250 Cross Farm Lane, York, PA 17406     T + 1 717 384 3400     F + 717 384 3401     E info@unilife.com     W www.unilife.com

A Selection of Active Programs from the Unilife Commercial Pipeline

For a full overview of the Unilife commercial pipeline, please view the CEO speech and presentation from the 2012 Annual General Meeting that is available at http://ir.unilife.com/events.cfm

	Platform	Target Drug Status	Next Value Event	Peak Target Sales $MM	First Target Revenues	Target Launch
1	Prefilled syringes	Approved	Commercial Supply Contract	$70	2013	2014
2	Prefilled syringes	Late-stage	Clinical Development Contract	$50	2013	2016
3	Prefilled syringes	Approved	Clinical Development Contract	$50	2013	2016
4	Prefilled syringes	Approved	Commercial Supply Contract	$36	2013	2015
5	Prefilled syringes	Late-stage	Clinical Development Contract	$20	2013	2015
6	Prefilled syringes	Approved	Regulatory submission	$15	2013	2014
7	Prefilled syringes	Late-stage	Clinical Development Contract	$35	2014	2016
8	Prefilled syringes	Late-stage	Clinical Development Contract	$25	2014	2015
9	Prefilled syringes	Late-stage	Clinical Development Contract	$20	2014	2016
10	Prefilled syringes	Late-stage	Clinical Development Contract	$15	2014	2016
11	Prefilled syringes	Approved	Clinical Development Contract	$15	2014	2016
12	Bolus injection devices	Late-stage	Clinical Development Contract	$45	2013	2016
13	Bolus injection devices	Late-stage	Clinical Development Contract	$45	2013	2016
14	Bolus injection devices	Approved	Human Clinical Drug Trial	$70	2013	2015
15	Bolus injection devices	Late-stage	Clinical Development Contract	$75	2013	2015
16	Bolus injection devices	Late-stage	Clinical Development Contract	$10	2014	2016
17	Bolus injection devices	Late-stage	Clinical Development Contract	$30	2014	2017
18	Bolus injection devices	Late-stage	Clinical Development Contract	$50	2014	2016
19	Bolus injection devices	Late-stage	Clinical Development Contract	$50	2015	2017
20	Auto-injector	Late-stage	Clinical Development Contract	$20	2013	2015
21	Auto-injector	Approved	Commercial Supply Contract	$15	2014	2015
22	Auto-injector	Late-stage	Clinical Development Contract	$30	2014	2016
23	Drug Reconstitution	Late-stage	Clinical Development Contract	$20	2013	2015
24	Drug Reconstitution	Late-stage	Clinical Development Contract	$20	2014	2017
25	Drug Reconstitution	Late-stage	Clinical Development Contract	$20	2014	2017
26	Drug Reconstitution	Late-stage	Clinical Development Contract	$25	2014	2016
27	Drug Reconstitution	Late-stage	Clinical Development Contract	$35	2014	2016
28	Targeted Delivery	Late-stage	Clinical Development Contract	$20	2013	2015
29	Targeted Delivery	Early stage	Clinical Development Contract	$75	2013	2017
30	Targeted Delivery	Late-stage	Clinical Development Contract	$5	2014	2016
31	Targeted Delivery	Late-stage	Clinical Development Contract	$20	2014	2016
				$1,031

Forward-Looking Statements

This letter contains forward-looking statements. All statements that address our commercial pipeline, including contract negotiations and customer prospects, company funding options, investing activities, future operating performance, and other events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports filed with the U.S. Securities and Exchange Commission.

Unilife Corporation

250 Cross Farm Lane, York, PA 17406     T + 1 717 384 3400     F + 717 384 3401     E info@unilife.com     W www.unilife.com